EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF OIL STATES INTERNATIONAL, INC.
PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed with the Securities and Exchange Commission (the “Report”), I, Bradley J. Dodson, Senior Vice President, Chief Financial Officer and Treasurer of Oil States International, Inc. (the “Company”), hereby certify, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bradley J. Dodson
Name: Bradley J. Dodson Date: November 2, 2012